Pareteum Corporation Announces First Quarter 2021 Financial Results
and Provides Business Update
•Net loss attributable to common equity improved 24% to $7.2 million in Q1 2021, down from $9.4 million in Q1 2020
•First quarter 2021 gross margin (adjusted) improved to 34% compared to 28% in first quarter 2020
•First quarter 2021 revenue of $15.5 million decreased versus comparable 2020 period primarily due to the negative impact of COVID on the Enterprise business

NEW YORK, NY – August 26, 2021 – Pareteum Corporation (OTC: TEUM), a global cloud Communications-Platform-as-a-Service (CPaaS) company, today announced financial results for the first quarter of 2021 and provided a business update.
“The first quarter of 2021 reflected our emphasis in 2020 and 2021 on working to rectify legacy issues and complete our financial restatements,” commented Bart Weijermars, Pareteum's Interim Chief Executive Officer. “We recognize and appreciate that this work is not progressing as fast as we and our shareholders would like. With the filing of the first quarter financials, reporting second quarter 2021 financials is the last item that remains for Pareteum to return to being fully compliant on our financial reporting. The Company anticipates reporting second quarter 2021 results as soon as possible and ahead of the September 28, 2021 implementation date of the U.S. Securities and Exchange Commission (SEC) amendments to Exchange Act Rule 15c2-11 governing quotations for over-the-counter (OTC) securities.”
Mr. Weijermars continued: “While $15.5 million in quarterly revenue is below where we would like to be, over the past two full years, our revenue has increased 244%. Importantly, we have focused on smart growth, emphasizing more profitable customers and improving gross margin, which was 34% this quarter compared to 28% in the first quarter of last year. This operating leverage will be important as we anticipate a return to making investments in the business, which have been limited over the past two years. Net loss attributable to common equity improved 24% in the first quarter.”
First Quarter 2021 Financial Results Highlights:
•    Revenue: Total revenue was $15.5 million for the first quarter of 2021, compared to $20.1 million in the first quarter of 2020. The decrease was primarily due to a COVID-related decline in mobility communications as a result of diminished business travel by our customers and lower mobile virtual network operator (MVNO) volumes as a result of fewer services being provided by our customers to end users.
•    Gross profit (adjusted): Gross profit (adjusted and is defined as revenue minus cost of revenue excluding depreciation and amortization) for the first quarter of 2021 was $5.2 million, compared to $5.6 million in the first quarter 2020.
•    Net loss attributable to common equity: Net loss attributable to common equity was $7.2 million in the first quarter of 2021, compared to a net loss attributable to common equity of $9.4 million in the corresponding period in 2020.

•    Cash: Cash and cash equivalents, together with restricted cash, totaled $8.6 million as of March 31, 2021, compared to $14.8 million as of December 31, 2020. The Company currently anticipates that it will need to raise additional capital or seek other alternatives to addressing its liquidity and capital resources needs to fund future operations and meet its obligations under its outstanding debt instruments.

	Three Months Ended March 31,		Change
(in thousands)	2021	2020	$	%
Revenue	$15,466	$20,055	$(4,589)	(23)%
Gross profit (adjusted)	5,219	5,610	(391)	(7)%
Operating expenses	15,390	14,606	784	5%
Operating loss	(10,171)	(8,996)	(1,175)	13%

Nonoperating expenses (income), net	(3,572)	525	(4,097)	(780)%
Income tax benefit	(48)	(97)	49	(51)%
Dividends and accretion of redemption premium on Redeemable Preferred Stock	647	—	647	nm
Net loss attributable to common equity	$(7,198)	$(9,424)	$2,226	(24)%

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Key Business Metrics and Highlights:
•    Added 36 new customers in the first quarter.
•    Connections grew to 4.9 million in the first quarter, up from 4.6 million at the end of 2020.

About Pareteum Corporation
Pareteum is a cloud software communications platform company with a mission - to Connect Every Person and Every(Thing)TM. As a global provider of Communications Platform-as-a-Service (CPaaS) solutions with operations in North America, Latin America, Europe, Middle East and Africa, and Asia-Pacific regions, Pareteum empowers enterprises, communications service providers, early-stage innovators, developers, Internet-of-Things (IoT), and telecommunications infrastructure providers with the freedom and control to create, deliver and scale innovative communications experiences. The Pareteum platform connects people and devices around the world using the secure, ubiquitous, and highly scalable solution to deliver data, voice, video, SMS/text messaging, media, and content enablement. For more information, please visit www.pareteum.com and follow the company on LinkedIn.

Forward Looking Statements
Certain statements contained herein constitute "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. With the exception of historical matters, the matters discussed in this release are forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements are generally identified by words such as "believe,"

"expect," "anticipate," "intend," "estimate," "plan," "project," "should," "will," "would" and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. However, our actual results may differ materially from those contained in, or implied by, these forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: risks and uncertainties associated with the integration of the assets and operations we have acquired and may acquire in the future; our possible inability to raise additional capital that will be necessary to expand our operations; the substantial doubt about our ability to continue as a going concern expressed in the most recent report on our audited financial statements; our potential lack of revenue growth; the length of our sales cycle; pending investigations by the SEC and other lawsuits; the outbreak and impact of the novel coronavirus (COVID-19) on the global economy and our business; our potential inability to add new products and services that will be necessary to generate increased sales; our potential inability to develop and successfully market platforms or services or our inability to obtain adequate funding to implement or develop our business; our ability to successfully remediate the material weakness in our internal control over financial reporting within the time periods and in the manner currently anticipated; the effectiveness of our internal control over financial reporting, including the identification of additional control deficiencies; risks related to restrictions and covenants in our convertible debt facility that may adversely affect our business; risks related to our current noncompliance with certain terms under our senior secured convertible indebtedness; our potential loss of key personnel and our ability to find qualified personnel; international, national regional and local economic political changes, political risks, and risks related to global tariffs and import/export regulations; fluctuations in foreign currency exchange rates; our potential inability to use and protect our intellectual property; risks related to our continued investment in research and development, product defects or software errors, or cybersecurity threats; general economic and market conditions; regulatory risks and the potential consequences of non-compliance with applicable laws and regulations; increases in operating expenses associated with the growth of our operations; risks related to our capital stock, including the potentially dilutive effect of issuing additional shares and the fact that shares eligible for future sale may adversely affect the market for our common stock; the possibility of telecommunications rate changes and technological changes; disruptions in our networks and infrastructure; the potential for increased competition and risks related to competing with major competitors who are larger than we are; our positioning in the marketplace as a smaller provider; risks resulting from the restatement of certain of our financial statements; and the other risks discussed in our Form 10-K for the year ended December 31, 2020. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations:
Investor Relations +1 (646) 975-0400
Investor.relations@pareteum.com

Media Inquiries:
Press@pareteum.com

Pareteum Corporation and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended March 31,
(In thousands, except share and per share values)	2021	2020
Revenue	$15,466	$20,055
Costs and operating expenses:
Cost of revenue, excluding depreciation and amortization	10,247	14,445
Product development	1,999	2,991
Sales and marketing	1,277	1,922
General and administrative	9,721	7,048
Depreciation and amortization	2,393	2,645
Total costs and operating expenses	25,637	29,051
Operating loss	(10,171)	(8,996)
Nonoperating expenses (income), net	(3,572)	525
Loss before income taxes	(6,599)	(9,521)
Income tax benefit	(48)	(97)
Net loss	(6,551)	(9,424)
Dividends and accretion of redemption premium on Redeemable Preferred Stock	647	—
Net loss attributable to common equity	$(7,198)	$(9,424)

Loss per common share:
Net loss per share - basic and diluted	$(0.05)	$(0.07)
Weighted average shares outstanding during the period – basic and diluted	141,095,174	138,257,442

Pareteum Corporation and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

(In thousands, except share and par values)	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$2,098	$8,275
Restricted cash	6,459	6,479
Accounts receivable, net of allowance for doubtful accounts of $2,213 and $2,077 as of March 31, 2021 and December 31, 2020, respectively	12,379	11,608
Note receivable, net	300	300
Prepaid expenses and other current assets	2,443	3,672
Total current assets	23,679	30,334
Right-of-use assets, net	754	1,044
Property, equipment, and software development, net	4,139	5,090
Intangible assets, net	12,187	12,998
Goodwill	10,560	11,043
Other assets	724	749
TOTAL ASSETS	$52,043	$61,258

LIABILITIES, REDEEMABLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and customer deposits	$33,218	$36,034
Net billings in excess of revenues	3,521	3,634
Accrued expenses and other payables	14,797	13,044
Term loan	241	242
Current portion of promissory notes	481	604
Related party loan	311	337
Current portion of lease liabilities	312	524
Derivative liabilities	3,601	6,163
Senior Convertible Note, net	7,521	6,655
Total current liabilities	64,003	67,237
Junior Convertible Note, net	54	—
Lease liabilities, net of current portion	512	601
Promissory notes, net of current portion	228	330
Paycheck Protection Program loan	826	824
Warrant liability	5,850	7,768
Other liabilities	—	—
TOTAL LIABILITIES	71,473	76,760

Commitments and contingencies	—	—

Redeemable Preferred Stock, $23,138 redemption value as of March 31, 2021 and December 31, 2020	25,541	24,899

Stockholders’ deficit:
Preferred stock, $0.00001 par value: 49,995,966 shares authorized, 217.67 and 217.67 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	—	—
Common stock and additional paid-in capital, $0.00001 par value: 500,000,000 shares authorized, 142,206,226 and 140,268,725 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	555,491	552,852
Accumulated other comprehensive loss	(9,318)	(8,660)
Accumulated deficit	(591,144)	(584,593)
TOTAL STOCKHOLDERS’ DEFICIT	(44,971)	(40,401)
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT	$52,043	$61,258